Exhibit 10.1

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, dated as of December 31, 2014 (the “Agreement”), between PTES Acquisition II Corp., a Nevada corporation (the “Parent”), and Titan Energy Worldwide, Inc., a Nevada corporation and a subsidiary of the Parent (the “Subsidiary”).

WITNESSETH:

WHEREAS, the Parent desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Subsidiary by means of a merger of the Subsidiary with and into the Parent, with the Parent being the surviving corporation (the “Merger”);

WHEREAS, the Parent owns ninety-six percent (96%) of the outstanding shares of the Subsidiary’s capital stock entitled to vote on a merger;

WHEREAS, Section 92A.180 of the Nevada Revised Statutes (“NRS”) authorizes the merger of a subsidiary corporation into a parent corporation;

WHEREAS, the Parent shall be the surviving entity (the “Surviving Corporation”) and continue its existence as a Nevada corporation; and

WHEREAS, the Board of Directors of the Parent has approved and adopted this Agreement and the consummation of the Merger;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             The Merger.

(a) At the Effective Time (as defined below), (i) the Subsidiary shall be merged with and into the Parent, (ii) the separate existence of the Subsidiary shall cease, and (iii) the Surviving Corporation shall be the surviving entity and continue its existence as a Nevada corporation.

(b) The Merger shall become effective upon the filing of an Articles of Merger with the Secretary of State of the State of Nevada in such form as is required by, and executed in accordance with, the applicable provisions of the NRS. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

2.             Effect of the Merger on Capital Stock. At the Effective Time:

(a) each share of common stock of the Subsidiary, par value $0.0001 per share (the “Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)) shall be converted automatically into the right to receive (following the surrender of the certificates representing such shares of Subsidiary Common Stock (each, a “Common Stock Certificate”) in accordance with Sections 4 hereof), in cash and without interest, an amount equal to $0.0007 per share of Subsidiary Common Stock (the “Per Share Merger Consideration”). Following the Effective Time, all shares of Subsidiary Common Stock will no longer be outstanding, will be cancelled and retired and will cease to exist, and, subject to Section 5 hereof, each holder of a Common Stock Certificate formerly representing such shares of Subsidiary Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in accordance with Section 2(a) hereof;

(b) all shares of Subsidiary Common Stock and Subsidiary Preferred Stock (as defined below) held immediately prior to the Effective Time by the Subsidiary as treasury stock or otherwise, if any, will be cancelled and extinguished, and no payment will be made with respect to those shares;

(c) each share of common stock of the Parent, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged in any manner, but as of the Effective Time, shall represent one share of common stock of the Surviving Corporation, and all certificates representing the common stock of the Parent shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation, par value $0.001 per share; and

(d) each share of Series D Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of the Subsidiary (collectively, the “Subsidiary Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted automatically into the right to receive (following the surrender of the certificate representing such shares of Subsidiary Preferred Stock (each, a “Preferred Stock Certificate”) in accordance with Section 4 hereof), in cash and without interest, an amount equal to the product of (a) the Per Share Merger Consideration and (b) the total number of the shares of the Subsidiary Common Stock into which a share of such Subsidiary Preferred Stock may have been converted immediately prior to the Effective Time pursuant to the Subsidiary’s Amended and Restated Certificate of Incorporation. Following the Effective Time, all shares of the Subsidiary Preferred Stock will no longer be outstanding, cancelled and retired and will cease to exist, and, subject to Section 5 hereof, each holder of a Preferred Stock Certificate will cease to have any rights with respect thereto, except the right to receive the cash payment in accordance with Section 2(d) hereof.

3.             Treatment of Subsidiary Options, Warrants and Notes.

(a) At the Effective Time, all unexercised options to purchase Subsidiary Common Stock outstanding prior to the Effective Time (the “Subsidiary Options”), whether vested or unvested, shall be cancelled, terminated and extinguished, and the holder thereof shall be entitled to receive, for each share of Subsidiary Common Stock subject to such Subsidiary Option, an amount in cash equal to the Per Share Merger Consideration minus the exercise price per share of Subsidiary Common Stock subject to such Subsidiary Option (it being understood that, if the exercise price payable in respect of a share of Subsidiary Common Stock subject to any Subsidiary Option exceeds the Per Share Merger Consideration, then the amount payable hereunder with respect to such Subsidiary Option shall be zero).

(b) At the Effective Time, all warrants to purchase shares of Subsidiary Common Stock issued and outstanding prior to the Effective Time (the “Subsidiary Warrants”) shall be cancelled, terminated and extinguished, and the holder thereof shall be entitled to receive (following the surrender of the certificate or other instrument representing such Subsidiary Warrants (each, a “Warrant Certificate,” and together with the Common Stock Certificates and the Preferred Stock Certificates, the “Certificates”) in accordance with Section 4 hereof), for each share of Subsidiary Common Stock issuable upon exercise of such Subsidiary Warrant immediately prior to such cancellation, termination and extinguishment, an amount in cash equal to the Per Share Merger Consideration minus the exercise price per share of Subsidiary Common Stock issuable upon exercise of such Subsidiary Warrant (it being understood that, if the exercise price payable in respect of such share of Subsidiary Common Stock issuable under any Subsidiary Warrant exceeds the Per Share Merger Consideration, the amount payable hereunder with respect to such Subsidiary Warrant shall be zero), and, subject to Section 5 hereof, each holder of a Warrant Certificate will cease to have any rights with respect thereto, except the right to receive the cash payment in accordance with Section 3(b) hereof.

(c) At the Effective Time, each convertible and non-convertible note issued by the Subsidiary outstanding prior to the Effective Time in the aggregate amount of $ 2,892,700 as set forth in Exhibit A shall be assumed by the Surviving Corporation, provided, that with respect to each convertible note, it shall only be convertible into the right to receive the Per Share Merger Consideration.

4.             Surrender of Certificates. Promptly after the Effective Time and upon (a) surrender of a Certificate or an affidavit and indemnification in a form reasonably acceptable to counsel for Parent stating that such holder of the Subsidiary Common Stock, the Subsidiary Preferred Stock or the Subsidiary Warrant has lost his/her Certificate or that such have been destroyed and (b) execution and delivery of a customary letter of transmittal (the “Letter of Transmittal”) prepared by Parent or Broadridge Corporate Issuer Solutions, Inc. (the “Payment Agent”), each record holder of the Subsidiary Common Stock, the Subsidiary Preferred Stock or the Subsidiary Warrant surrendering such Certificate or providing affidavit and delivering Letter of Transmittal shall be entitled to receive in exchange therefor cash in an amount of payment that such holder of such Subsidiary Common Stock, Subsidiary Preferred Stock or Subsidiary Warrant shall be entitled to receive as set forth in Sections 2(a), 2(d) and 3(b) hereof. Until the Certificate or affidavit is surrendered together with the letter of transmittal as contemplated by this Section 4 and in accordance with the instructions accompanying the Letter of Transmittal, each Certificate or affidavit that immediately prior to the Effective Time represented any outstanding shares of the Subsidiary Common Stock or the Subsidiary Preferred Stock or outstanding Subsidiary Warrant shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the consideration specified in Sections 2(a), 2(d) and 3(b) hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the NRS.

5.             Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of the Subsidiary Common Stock or the Subsidiary Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by any holder who is entitled to demand and who demands properly in writing appraisal for such shares of Subsidiary Common Stock or Subsidiary Preferred Stock in accordance with, and who complies in all respects with, Sections 92A.300 to 92A.500, inclusive, of the NRS (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRS with respect to such shares) shall not be cancelled or converted into, or represent the right to receive, the consideration payable in respect of such shares in accordance with Sections 2(a) or 2(d) hereof, but such holder of Dissenting Shares shall instead be entitled only to receive payment, if any, of the appraised value of such shares of Subsidiary Common Stock in accordance with the provisions of Section 92A.460 of the NRS. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the appraised value of such shares in accordance with the provisions of Sections 92A.300 to 92A.500, inclusive, of the NRS. Notwithstanding the foregoing, all Dissenting Shares held by any such holder who (i) shall have failed to perfect or who effectively shall have withdrawn or otherwise lost its rights to appraisal of such Dissenting Shares under Sections 92A.300 to 92A.500, inclusive, of the NRS or (ii) a court of competent jurisdiction shall have determined that such holder is not entitled to the relief provided by Sections 92A.300 to 92A.500, inclusive, of the NRS, shall thereupon be deemed to have been automatically cancelled or converted into, and to have become exchangeable for, and shall represent only the right to receive the consideration payable in respect of such shares in accordance with Sections 2(a) or 2(d) without any interest thereon, following the surrender of the Certificates in the manner provided in Section 4, and the right of such holder to payment of the appraised value of such Dissenting Shares shall cease.

6.             The Surviving Corporation.

(a) The Articles of Incorporation of the Parent, in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, unless and until thereafter amended in accordance with its terms and applicable law. The bylaws of the Parent, in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, unless and until thereafter amended in accordance with applicable law.

(b) At the Effective Time the name of the Surviving Corporation shall be PTES Acquisition II Corp.

(c) The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time shall be those persons who were the members of the Board of Directors and the officers, respectively, of the Parent immediately prior to the Effective Time, and such persons shall serve in such offices until their respective successors are elected, qualified or appointed, subject to the provisions of the bylaws of the Surviving Corporation and of the NRS.

7.             Transfer and Conveyance of Assets and Assumption of Liabilities.

(a) At the Effective Time, the Parent shall continue in existence as the Surviving Corporation; and without further transfer, all the property, rights, privileges, powers and franchises of the Subsidiary shall vest in the Surviving Corporation without further act or deed; and all debts, liabilities, obligations, restrictions, disabilities and duties of the Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation; and any claim or judgment against the Subsidiary may be enforced against the Surviving Corporation in accordance with Section 92A.250 of the NRS.

(b) If at any time the Parent shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Subsidiary, or otherwise carry out the provisions hereof, the proper representatives of the Subsidiary, as of the Effective Time, shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation in order to carry out the provisions hereof.

8.             Miscellaneous.

(a) Nathan J. Mazurek and Andrew Minkow, the officers of the Parent, shall be authorized, at such time in his sole discretion as he deems appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Parent, any and all documents and instruments including, without limitation, the Articles of Incorporation of the Surviving Corporation and the Articles of Merger, and shall do and perform any and all acts required by applicable law which the Surviving Corporation deems necessary or advisable, in order to effectuate the Merger.

(b) The representations, warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

(c) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Parent and the Subsidiary.

(d) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(e) All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Subsidiary and the Parent, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Subsidiary and the Parent with respect to the subject matter hereof.

(f) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

(g) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada, without reference to principles of conflicts of law.

(h) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.

PTES Acquisition II Corp.,
a Nevada corporation

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

Titan Energy Worldwide, Inc.,
a Nevada corporation

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

[SIGNATURE PAGE TO PLAN AND AGREEMENT OF MERGER]

Exhibit A

(attached)

Notes Eligible to Accept this Proposal

Original Issuance Date	Principal Amount
12/07/2009	$25,000
06/18/2009	25,000
07/29/2009	15,000
08/06/2009	75,000
08/06/2009	25,000
08/20/2009	10,000
08/21/2009	10,000
11/30/2009	25,000
11/30/2009	15,000
12/02/2009	10,000
01/08/2010	300,000
01/08/2010	25,000
03/31/2010	15,000
05/28/2010	100,000
06/03/2010	150,000
06/10/2010	50,000
07/01/2010	50,000
07/09/2010	100,000
07/09/2010	50,000
08/10/2010	250,000
08/23/2010	250,000
08/25/2010	50,000
09/07/2010	50,000
10/20/2010	50,000
11/01/2010	300,000
04/04/2011	100,000
04/14/2011	200,000
05/13/2011	100,000
03/08/2012	67,700
03/30/2012	200,000
01/01/2014	100,000
01/01/2014	100,000
Total:	$2,892,700